Exhibit 99.1

GUESS?, INC. REACHES AGREEMENT ON TERMS FOR UPSIZED OFFERING OF $275 MILLION OF CONVERTIBLE SENIOR NOTES DUE 2024

•	Guess? prices previously announced offering—closing expected April 26, 2019

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Guess? intends to use substantially all of the net proceeds from the offering, after giving effect to the bond hedge and warrant transactions referred to below, to effect share repurchases, including through an accelerated share repurchase program of $170 million or more and $50 million of open-market and/or privately negotiated share repurchases concurrent with the offering of the notes

•	Guess? expects to reduce its quarterly cash dividend from $0.225 to $0.1125 per share in order to redeploy capital and return incremental value to stockholders through share repurchases

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Guess? has entered into bond hedge and warrant transactions with a warrant strike price of $46.875 per share (a 150% premium to the Company’s stock price at the time of pricing of the notes), which are generally intended to limit potential dilution from the offering

•	The $275 million offering may be expanded if a greenshoe option is exercised by the initial purchaser to increase the transaction size by up to $25 million

LOS ANGELES, Calif. – April 24, 2019 – Guess?, Inc. (NYSE: GES) (the “Company”) announced today the pricing of its previously announced offering of $275 million aggregate principal amount of 2.00% convertible senior notes due 2024 (the “Notes”) in a private placement. In addition, the Company granted the initial purchaser of the Notes the right to purchase up to an additional $25 million aggregate principal amount of the Notes, exercisable within a 30-day period, solely to cover over-allotments. The Notes were offered by the initial purchaser solely to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”). The sale of the Notes to the initial purchaser is expected to settle on April 26, 2019, subject to customary closing conditions, and is expected to result in approximately $270 million in net proceeds to the Company, after deducting the initial purchaser’s discount and estimated offering expenses payable by the Company (assuming no exercise of the initial purchaser’s over-allotment option) but before deducting the net cost of the convertible note hedge and warrant transactions referred to below.

Overview

The Company intends to use substantially all of the net proceeds from the offering of the Notes, or approximately $240 million after having effected the convertible note hedge transactions described below, to effect share repurchases. The Company announced that it purchased approximately $26 million of common stock from purchasers of the Notes in privately negotiated transactions concurrently with the pricing of the Notes for settlement upon the closing of the offering and intends to purchase approximately $24 million of common stock in open-market purchases at prevailing market rates promptly following the pricing of the Notes. Shortly following the closing of the offering, the Company intends to effect additional share repurchases through an accelerated share repurchase program of $170 million or more. See “Expected Use of Proceeds of the Offering of Notes—Share Repurchases” below.

Additionally, the Company expects to reduce its quarterly cash dividend from $0.225 per share to $0.1125 per share to redeploy capital and return incremental value to stockholders through share repurchases. The Company intends to expand its share repurchase efforts, including by using substantially all of the net proceeds from the offering of Notes, after effecting the convertible note hedge transactions described below, to repurchase shares of the Company’s common stock as described herein. See “Intention to Reduce Future Quarterly Cash Dividend” below.

The Company also announced that it entered into certain bond hedge and warrant transactions, which are generally intended to limit the potential dilution from the offering of the Notes. See “Concurrent Transactions” below.

Terms of the Notes

The Notes will be convertible in certain circumstances into cash, shares of the Company’s common stock or a combination of cash and shares of common stock, at the Company’s election. If and when issued, the Notes will be unsecured senior obligations of the Company. The initial conversion rate of the Notes will be approximately 38.79 shares per $1,000 principal amount of the Notes, which is equivalent to an initial conversion price of approximately $25.78 per share of common stock, and is subject to adjustment upon the occurrence of certain events. The initial conversion price of the Notes represents a premium of approximately 37.5% over the last reported sale price of the common stock on the New York Stock Exchange on April 23, 2019. The Notes will be convertible only upon the occurrence of certain events and during certain periods. The Notes will bear interest at a rate of 2.00% per year, payable semi-annually in arrears on April 15 and October 15 of each year, beginning on October 15, 2019. The Notes will mature on April 15, 2024, unless earlier repurchased or converted in accordance with their terms.

Expected Use of Proceeds of the Offering of Notes

Share Repurchases

After effectuating the convertible note hedge transactions described below, the Company intends to use substantially all of the remaining net proceeds from the Notes offering to repurchase shares of its common stock pursuant to its previously announced $500 million share repurchase program.

Concurrently with the pricing of the Notes, the Company repurchased $26 million of its common stock from purchasers of the Notes in privately negotiated transactions through the initial purchaser or its affiliates, as the Company’s agent, for settlement concurrently with the closing of the Notes offering. The purchase price per share of the common stock repurchased in such transactions equaled the closing sale price of the Company’s common stock on April 23, 2019, which was $18.75 per share.

The Company intends to repurchase approximately $24 million of common stock in open-market purchases at prevailing market rates promptly following the pricing of the Notes. The Company may use the offering proceeds to offset cash on hand spent on such repurchases.

Shortly following the closing of the Notes offering, the Company intends to repurchase $170 million or more of its common stock through the accelerated share repurchase program (the “ASR”). The Company expects to enter into the ASR with one or more financial institutions (in such capacity, the “ASR counterparty”) shortly following the closing of the Notes offering.

The Company intends to use the remaining net proceeds from the offering of the Notes, if any, for additional share repurchases and general corporate purposes, including, but not limited to, repayment of indebtedness and for working capital, provided that the Company has not designated any specific uses and has no current agreements or commitments with respect to any material acquisition or strategic transaction. Pending any specific application, the Company may invest the remaining net proceeds from the offering of the Notes in short- and long-term marketable securities.

In connection with the ASR, the Company has been advised that the ASR counterparty expects to purchase shares of the Company’s common stock in secondary market transactions and/or execute other transactions in the Company’s common stock, or in derivative transactions relating to the Company’s common stock, during the term of the ASR.

The purchase price per share of the common stock repurchased through the ASR will generally be equal to the average volume-weighted average price of the Company’s common stock during the term of the ASR. The exact number of shares repurchased pursuant to the ASR will be determined based on such purchase price. Any such share repurchases may increase, or prevent a decrease in, the market price of the Company’s common stock or the Notes.

Concurrent Transactions

The Company also expects to use approximately $30 million of the net proceeds from the offering of the Notes to pay the cost of the convertible note hedge transactions described below (after such cost is partially offset by the proceeds from the sale of warrants pursuant to the warrant transactions described below). If the initial purchaser exercises its over-allotment option, then the Company intends to use a portion of the additional net proceeds to fund the cost of entering into additional convertible note hedge transactions (after such cost is partially offset by the proceeds that the Company receives from entering into the additional warrant transactions described below).

Other Matters

These activities and the Company’s repurchases of shares of its common stock may cause or avoid an increase or a decrease in the market price of the Company’s common stock or the Notes, which could affect the ability of holders to convert the Notes, and, to the extent the activity occurs during any observation period related to a conversion of Notes, it could affect the amount and value of the consideration that the holders will receive upon conversion of the Notes.

Intention to Reduce Future Quarterly Cash Dividend

The Company’s Board of Directors intends to reduce future quarterly cash dividends that may be paid to holders of the Company’s common stock, when, as and if any such dividend is declared by the Board of Directors, from $0.225 per share to $0.1125 per share to redeploy capital and return incremental value to stockholders through share repurchases. In line with a balanced combination of dividend payments and share repurchases, the Company intends to expand its share repurchase efforts, including by using substantially all of the net proceeds from the offering of Notes, after effecting the convertible note hedge transactions described below, to repurchase shares of the Company’s common stock as described herein. Decisions on whether, when and in which amounts to continue making any future dividend distributions will remain at all times entirely at the discretion of our Board of Directors, which reserves the right to change or terminate our dividend practices at any time and for any reason without prior notice.

Certain Concurrent Transactions

In connection with the pricing of the Notes, the Company entered into convertible note hedge and warrant transactions with certain financial institutions (the “hedge counterparties”). The convertible note hedge transactions covered the number of shares of common stock that initially underlies the Notes, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, and are expected to generally reduce the potential dilution with respect to the Company’s common stock upon conversion of the Notes and/or to offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be. The warrants relate to the same number of shares of common stock as underlies the Notes, subject to customary anti-dilution adjustments. The strike price of the warrant transactions will initially be $46.875 per share, which represents a premium of 150% over the last reported sale price of the common stock on April 23, 2019, and is subject to certain adjustments under the terms of the warrant transactions. The warrant transactions separately could have a dilutive effect with respect to the Company’s common stock to the extent that the market price per share of the common stock exceeds the strike price of the warrants. If the initial purchaser exercises its over-allotment option, the Company may enter into additional convertible note hedge and warrant transactions in corresponding amounts.

The Company has been advised that, in connection with establishing their initial hedge positions with respect to the convertible note hedge and warrant transactions, the hedge counterparties or their respective affiliates expect to purchase shares of the common stock and/or enter into various derivative transactions with respect to the Company’s common stock concurrently with, or shortly after, the pricing of the Notes. These activities could result in an increase, or prevent a decrease in, the market price of the common stock or the Notes.

In addition, the hedge counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Company’s common stock and/or purchasing or selling common stock or other securities of the Company in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so during any observation period related to a conversion of Notes). This activity could also cause or avoid an increase or a decrease in the market price of the Company’s common stock or the Notes, which could affect the ability of holders to convert the Notes, and, to the extent the activity occurs during any observation period related to a conversion of Notes, could affect the number of shares and value of the consideration that holders receive upon conversion of the Notes.

Other Matters

The offer and sale of the Notes and the issuance of shares of common stock, if any, issuable upon conversion of the Notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction, and the Notes and such shares may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

This press release does not and shall not constitute an offer to sell nor the solicitation of an offer to buy any securities of the Company, nor shall there be any sale of any such securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Notice Regarding Forward-Looking Statements

This press release includes certain forward-looking statements related to the Company within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, including all statements regarding the proposed offering of the Notes, the other transactions described in this press release, the anticipated closing of the sale of the Notes, and the anticipated use of proceeds, including the proposed share repurchases, are forward-looking statements. These statements are based on management’s current estimates, assumptions, expectations or beliefs and are subject to uncertainty and changes in circumstances. These forward-looking statements are estimates reflecting the judgment of the Company’s senior management, and actual results may vary materially from those expressed or implied by the forward-looking statements herein.

The statements in this press release are made as of the date of this press release. The Company undertakes no obligation to update information contained in this press release, except as may be required by law. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. For further information regarding risks and uncertainties associated with the Company’s businesses, please refer to the section entitled “Risk Factors” in the Company’s Securities and Exchange Commission (the “SEC”) filings, including, but not limited to, its Annual Report on Form 10-K for the year ended February 2, 2019, a copy of which is on file with the SEC and available on the SEC’s website at www.sec.gov.

About Guess?, Inc.

Guess?, Inc. designs, markets, distributes and licenses a lifestyle collection of contemporary apparel, denim, handbags, watches, footwear and other related consumer products. Guess? products are distributed through branded Guess? stores as well as better department and specialty stores around the world. As of February 2, 2019, the Company directly operated 1,161 retail stores in the Americas, Europe and Asia. The Company’s licensees and distributors operated 558 additional retail stores worldwide. As of February 2, 2019, the Company and its licensees and distributors operated in approximately 100 countries worldwide.

Contact Information:

Guess?, Inc.

Fabrice Benarouche

VP, Finance and Investor Relations

(213) 765-5578